EXHIBIT 99.1

                                OCTOBER 24, 2003

          Georgia Bank Financial Reports Record Third Quarter Earnings

     Georgia Bank Financial Corporation, the holding company for Georgia Bank & Trust Company of Augusta, today reported record quarterly net income of $2.1 million for the three months ended September 30, 2003 compared to $1.7 million in the third quarter of 2002, an increase of 26.2 percent. Diluted earnings per share for the third quarter of 2003 were $0.39 versus $0.31 for the third quarter of 2003, a 25.8 percent increase.

     Net income for the nine months ended September 30, 2003 totaled $5.9 million, a 35.3 percent increase over the $4.4 million reported in the same period of 2002. Diluted earnings per share for the nine months ended September 30, 2003 were $1.11 versus $0.82 per share for the nine months ended September 30, 2002, a 35.3 percent increase. Return on average assets was 1.35 percent for the third quarter of 2003 and return on average shareholder's equity was
15.89 percent.

     Net interest income for the first nine months of 2003, was $16.7 million, up 12.8 percent from the $14.8 million in the comparable nine months in 2002. Noninterest income, which included gains from record mortgage origination volume, for the first nine months of 2003 was $11 million, up 39 percent from $8 million in the first nine months of 2002.

     As of September 30, 2003, loans outstanding were $418.2 million, reflecting an increase of $34.5 million or 9.0 percent compared to the same period last year. Asset quality remains strong as annualized net chargeoffs for the third quarter total 0.07% percent of average loans outstanding. Total assets at September 30, 2003 were $620.1 million and total deposits were $480.5 million. This reflects an increase of 12.6 percent in assets and 12.6 percent in deposits over September 30, 2002. Total assets and deposits were $550.6 million and $426.6 million, respectively, at September 30, 2002.

     "We are pleased with an excellent quarter of record earnings," stated R. Daniel Blanton, President and CEO. "Both loans and deposits continue to grow as we enjoy market share gains," Blanton continued.

     "The increased earnings for the quarter was driven by both an increase in net interest income in the core bank and noninterest income from mortgage origination activities. Net interest income increased 11.9 percent over the prior year quarter and gain on sale of mortgage loans increased 71.6 percent from the third quarter of 2002," stated Ronald L. Thigpen, Executive Vice President.


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
Press Release
Page 2
October 24, 2003

     On October 16, 2003, the Board of Directors of Georgia Bank Financial Corporation declared a two for one stock split payable on November 21, 2003 to those shareholders on record as of October 31, 2003. All share and per share data as of September 30, 2003 and December 31, 2002 and for the three and nine months ended September 30, 2003 and 2002 have been restated to reflect the stock split.

     Georgia Bank & Trust Company currently operates seven offices in the Metro Augusta market and is the largest locally-owned and operated bank in Richmond and Columbia County. Based on various mergers and business combinations by other financial institutions, Georgia Bank & Trust Company is now "the oldest name in Augusta banking," which proudly reflects its commitment to the local market.

     The Company's common stock is publicly traded on the Over-the-Counter Bulletin Board under the symbol "GBFP." UBS Financial Services, Inc, Augusta, Georgia serves as the principal market maker of the common stock.

     For further information, please contact R. Daniel Blanton, President and CEO or Ronald L. Thigpen, Executive Vice President and Chief Operating Officer at 706-738-6990.

                    GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                              Consolidated Balance Sheets

                          ASSETS
                                                      September 30,
                                                          2003        December 31,
                                                       (Unaudited)        2002
                                                    ---------------  -------------
Cash and due from banks                             $   17,957,328   $ 12,942,512
Federal funds sold                                      15,901,000      3,691,000
Interest-bearing deposits in other banks                    17,297        517,179
                                                    ---------------  -------------
    Cash and cash equivalents                           33,875,625     17,150,691

Investment securities
  Available-for-sale                                   137,777,980    133,971,802
  Held-to-maturity, at cost (fair values of
    $5,724,310 and $6,385,650, respectively)             5,437,331      6,138,889

Loans held for sale                                     23,644,293     24,296,598
Loans                                                  394,563,015    372,402,679
  Less allowance for loan losses                        (6,974,102)    (6,534,417)
                                                    ---------------  -------------
  Loans, net                                           387,588,913     365,868,262

Premises and equipment, net                             14,222,788     13,882,987
Accrued interest receivable                              3,516,227      3,688,630
Intangible assets, net                                     139,883        139,883
Bank-owned life insurance                               10,848,841      2,646,751
Other assets                                             3,096,455      2,047,917
                                                    ---------------  -------------

                                                    $  620,148,336   $ 569,832,410
                                                    ===============  =============

              LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing                               $   68,342,213   $ 70,334,882
  Interest-bearing:
    NOW accounts                                        71,283,951     63,115,877
    Savings                                            191,002,643    152,244,387
    Money management accounts                           23,534,928     28,687,166
    Time deposits over $100,000                         96,070,009     87,746,760
    Other time deposits                                 30,294,914     37,427,629
                                                    ---------------  -------------
                                                       480,528,658     439,556,701

Securities sold under repurchase agreements             47,676,603     42,987,681
Advances from Federal Home Loan Bank                    35,000,000     35,000,000
Other borrowed funds                                       400,000      1,000,000
Accrued interest and other liabilities                   4,918,996      4,539,968
                                                    ---------------  -------------
      Total liabilities                                568,524,257    523,084,350
                                                    ---------------  -------------

Stockholders' equity
  Common stock, $3.00 par value; 10,000,000
    shares authorized; 5,284,746 shares issued;
    5,247,204 shares outstanding                         7,927,119      7,927,119
  Additional paid-in capital                            42,264,703     29,871,959
  Retained earnings                                        993,769      7,471,434
  Treasury stock, at cost, 37,542 shares                  (507,360)      (507,360)
  Accumulated  other comprehensive income                  945,848      1,984,908
                                                    ---------------  -------------
      Total stockholders' equity                        51,624,079     46,748,060
                                                    ---------------  -------------

                                                    $  620,148,336   $ 569,832,410
                                                    ===============  =============


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

                         GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                 Consolidated Statements of Income

                                           (Unaudited)

                                                       Three Months Ended         Nine Months Ended
                                                          September 30,             September 30,
                                                     -----------------------  -------------------------
                                                        2003         2002         2003         2002
                                                     -----------  ----------  ------------  -----------
Interest income:
  Loans, including fees                              $6,630,320   $6,313,600  $19,375,530   $18,136,196
  Investment securities                               1,487,377    1,679,996    4,669,042     5,050,156
  Federal funds sold                                     10,345       43,138       70,215       109,278
  Interest-bearing deposits in other banks                  (84)       4,016        3,496        13,473
                                                     -----------  ----------  ------------  -----------
     Total interest income                            8,127,958    8,040,750   24,118,283    23,309,103
                                                     -----------  ----------  ------------  -----------

Interest expense:
  Deposits                                            1,715,861    2,150,354    5,635,878     6,518,898
  Federal funds purchased and securities sold
    under repurchase agreements                         154,025      166,100      486,524       468,664
  Other borrowings                                      447,923      494,432    1,338,929     1,474,615
                                                     -----------  ----------  ------------  -----------
    Total interest expense                            2,317,809    2,810,886    7,461,331     8,462,177
                                                     -----------  ----------  ------------  -----------

Net interest income                                   5,810,149    5,229,864   16,656,952    14,846,926

Provision for loan losses                               218,833      789,096    1,125,388     1,873,914
                                                     -----------  ----------  ------------  -----------

Net interest income after provision for loan losses   5,591,316    4,440,768   15,531,564    12,973,012
                                                     -----------  ----------  ------------  -----------

Noninterest income:
  Service charges and fees on deposits                1,149,044    1,112,141    3,371,463     3,267,795
  Gain on sale of loans                               2,862,538    1,667,854    7,181,770     4,042,738
  Investment securities (losses) gains, net             (73,460)     118,147      (44,688)      171,013
  Retail investment income                               47,954       49,242      221,343       188,672
  Trust service fees                                     97,451       57,839      247,086       155,044
  Increase in cash surrender value of
    bank-owned life insurance                           129,166       41,522      202,090       114,302
  Miscellaneous income                                   94,061      107,402      285,365       301,793
                                                     -----------  ----------  ------------  -----------
     Total noninterest income                         4,306,754    3,154,147   11,464,429     8,241,357
                                                     -----------  ----------  ------------  -----------

Noninterest expense:
  Salaries                                            3,838,190    2,538,556    9,830,618     7,303,010
  Employee benefits                                     727,505      563,239    2,037,439     1,701,397
  Occupancy expenses                                    619,152      577,230    1,797,155     1,718,863
  Other operating expenses                            1,556,800    1,412,959    4,300,359     3,878,120
                                                     -----------  ----------  ------------  -----------
     Total noninterest expense                        6,741,647    5,091,984   17,965,571    14,601,390
                                                     -----------  ----------  ------------  -----------

       Income before income taxes                     3,156,423    2,502,931    9,030,422     6,612,979

Income tax expense                                    1,059,793      842,000    3,104,631     2,234,000
                                                     -----------  ----------  ------------  -----------

       Net ncome                                     $2,096,630   $1,660,931  $ 5,925,791   $ 4,378,979
                                                     ===========  ==========  ============  ===========

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income

                                  (Unaudited)

                                              Three Months Ended       Nine Months Ended
                                                 September 30,           September 30,
                                            ----------------------  ----------------------
                                               2003        2002        2003        2002
                                            ----------  ----------  ----------  ----------
Basic net income per share                  $     0.40  $     0.32  $     1.13  $     0.83
                                            ==========  ==========  ==========  ==========

Diluted net income per share                $     0.39  $     0.31  $     1.11  $     0.82
                                            ==========  ==========  ==========  ==========

Weighted average common shares outstanding   5,247,204   5,247,204   5,247,204   5,247,204
                                            ==========  ==========  ==========  ==========

Weighted average number of common and
  common equivalent shares outstanding       5,362,008   5,330,944   5,358,078   5,326,744
                                            ==========  ==========  ==========  ==========


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